EXHIBIT 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Product Revenues:
Carrier Systems	$111,577	$119,979	$309,590	$319,018
Business Networking	36,600	44,919	116,332	116,981
Loop Access	13,948	27,296	54,936	105,944
Total	$162,125	$192,194	$480,858	$541,943

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$94,464	$86,954	$249,988	$215,798
Optical Access (included in Carrier Systems)	11,160	22,298	39,418	65,222
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	35,411	42,506	111,320	108,418
Total Core Products	141,035	151,758	400,726	389,438
Percentage of Total Revenue	87%	79%	83%	72%

HDSL (does not include T1) (included in Loop Access)	12,926	25,297	51,350	100,291
Other Products (excluding HDSL)	8,164	15,139	28,782	52,214
Total Legacy Products	21,090	40,436	80,132	152,505
Percentage of Total Revenue	13%	21%	17%	28%

Total	$162,125	$192,194	$480,858	$541,943

Segment Revenues:
Carrier Networks	$131,942	$152,492	$381,303	$435,344
Enterprise Networks	30,183	39,702	99,555	106,599
Total	$162,125	$192,194	$480,858	$541,943

Sales by Geographic Region:
United States	$112,972	$170,343	$359,804	$484,260
International	49,153	21,851	121,054	57,683
Total	$162,125	$192,194	$480,858	$541,943